UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)  September 15, 2006
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                             ALTEX INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                       1-9030                  84-0989164
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(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)


                     PO Box 1057 Breckenridge, CO 80424-1057
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              (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code:  (303) 265-9312
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As part of its director compensation plan, on June 26, 1998, the Registrant sold 155,544 shares of the Registrant's Common Stock, an amount equal to 1% of the then-outstanding Common Stock, to each of its outside directors, Messrs. Jeffrey
S. Chernow and Stephen F. Fante, for $0.17 per share, fair market value on June 26, 1998. Consideration for the shares consisted of the proceeds of non-recourse loans from the Registrant, each in the amount of $26,442.48. The loans were secured by the shares, bore interest at the Applicable Federal Rate, and were initially due on September 30, 2002. On September 25, 2001, the Registrant extended the terms of the loans until October 1, 2006.

On September 15, 2006, the Registrant purchased 155,544 shares of the Registrant's Common Stock from Mr. Chernow for $0.25 per share, the closing price on September 15, 2006, for total cash proceeds of $38,886.00, and purchased 155,544 shares of the Registrant's Common Stock from Mr. Fante for $0.25 per share, the closing price on September 15, 2006, for total cash proceeds of $38,886.00. Messrs. Chernow and Fante each used $26,442.48 cash from the transaction to retire the outstanding loans.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ALTEX INDUSTRIES, INC.

Date: September 15, 2006                     /s/ STEVEN H. CARDIN
                                             -----------------------------------
                                             By: Steven H. Cardin, Chief
                                                 Executive Officer


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